                                                                    Exhibit 99.3

 GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE
                                   FORM W-9

  GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYOR.--Social security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the Payor.

-------------------------------------     ----------------------------------------
For this type of           Give the       For this type of          Give the
account:                   SOCIAL         account:                  EMPLOYER
                           SECURITY                                 IDENTIFICATION
                           number                                   number
                           of--                                     of--
-------------------------------------     ----------------------------------------
1. An individual's         The            7.  A valid trust,        The legal
   account                 individual         estate, or pension    entity (Do
                                              trust                 not
                                                                    furnish
2. Two or more             The                                      the
   individuals (joint      actual                                   taxpayer
   account)                owner of                                 identification
                           the                                      number of
                           account                                  the
                           or, if                                   personal
                           combined                                 representative
                           funds,                                   or trustee
                           any one                                  unless the
                           of the                                   legal
                           individuals(1)                           entity
                                                                    itself is
3. Custodian account of    The                                      not
   a minor (Uniform Gift   minor(2)                                 designated
   to Minors Act)                                                   in the
                                                                    account
4. Account in the name     The ward,                                title.)(5)
   of guardian or          minor, or
   committee for a         incompetent    8. Corporate account      The
   designated ward,        person(3)                                corporation
   minor, or incompetent
   person                                 9. Religious,             The
                                             charitable, or         organization
5.a. The usual revocable   The               educational
     savings trust         grantor-          organization account,
     account (grantor is   trustee(1)        or an association,
     also trustee)                           club, or other tax-
                                             exempt organization
  b. So-called trust       The
     account that is not   actual         10. Partnership account
     a legal or valid      owner(1)           held in the name of   The
     trust under state                        the business          partnership
     law
                                          11. A broker or           The broker
6.  Sole proprietorship    The                registered nominee    or nominee
    account                owner(4)
                                          12. Account with the      The public
                                              Department of         entity
                                              Agriculture in the
                                              name of a public
                                              entity (such as a
                                              State or local
                                              government, school
                                              district, or prison)
                                              that receives
                                              agricultural program
                                              payments
-------------------------------------     ----------------------------------------

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a Social Security number, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's Social Security number.
(3) Circle the ward's, minor's, or incompetent person's name and furnish such person's Social Security number.
(4) Show your individual name and your Social Security number. You may enter your business name and employer identification number.
(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when more than one name is listed, the TIN will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

                                    PAGE 2

OBTAINING A NUMBER

If you don't have a TIN or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number,or Form W-7, Application For International Taxpayer Identification Number, or Form W-7, Application for International Taxpayer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number. To complete Substitute Form W-9, if you do not have a TIN, write "Applied For" in the space for the TIN in Part I, sign and date the Form, and give it to the requestor. Generally, you will then have 60 days to obtain a TIN and furnish it to the requestor. If the requestor does not receive your TIN with 60 days, backup withholding if applicable, will begin and will continue until you furnish your TIN to the requestor.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on all payments include the following:
  . A corporation.
  . A financial institution.
  . An organization exempt from tax under section 501(a) of the Internal
    Revenue Code of 1986, as amended (the "Code"), or an individual retirement plan, or a custodial account under section 403(b)(7) of the Code if the account satisfies the requirements of section 401(f)(2).
  . The United States or any agency or instrumentality thereof.
  . A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
  . A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
  . An international organization or any agency or instrumentality thereof.
  . A dealer in securities or commodities registered in the United States, the District of Columbia, or a possession of the United States.
  . A real estate investment trust.
  . A common trust fund operated by a bank under section 584(a) of the Code. . A trust exempt from tax under section 664 of the Code or described in section 4947 of the Code.
  . An entity registered at all times during the tax year under the
    Investment Company Act of 1940.
  . A foreign central bank of issue.
Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
  . Payments to nonresident aliens subject to withholding under section 1441 of the Code.
  . Payments to partnerships not engaged in a trade or business in the United
    States and that have at least one nonresident alien partner.
  . Payments of patronage dividends not paid in money.
  .Payments made by certain foreign organizations.
Payments of interest not generally subject to backup withholding include the following:
  . Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of your trade or business and you have not provided your correct TIN.
  . Payments of tax-exempt interest (including exempt-interest dividends under section 852 of the Code).
  . Payments described in section 6049(b)(5) of the Code to non-resident aliens.
  . Payments on tax-free covenant bonds under section 1451 of the Code.
  . Payments made by certain foreign organizations.

Exempt payees described above should file substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYOR, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, CHECK THE BOX IN PART I, SIGN AND DATE THE FORM, AND RETURN IT TO THE PAYOR. IF YOU ARE A NON-RESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH THE PAYOR A COMPLETED INTERNAL REVENUE FORM W-8 (CERTIFICATE OF FOREIGN STATUS).

 Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A and 6050N of the Code and the regulations promulgated thereunder.

PRIVACY ACT NOTICE--Section 6109 of the Code requires most recipients of dividend, interest, or other payments to give TINs to payors who must report the payments to the Internal Revenue Service. The Internal Revenue Service uses the numbers for identification purposes. Payors must be given the numbers whether or not recipients are required to file tax returns. Payors must generally withhold 31 percent of taxable interest, dividends, and certain other payments to a payee who does not furnish a TIN to a payor. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your correct TIN to a payor, you are subject to a penalty of $50 for each such failure, unless your failure is due to reasonable cause and not to willful neglect.
(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Willfully falsifying certifications or affirmations may subject you to criminal penalties, including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE